Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 66	Trade Date: 11/3/2003
(To Prospectus dated July 22, 2002)	Issue Date: 11/6/2003

The date of this Pricing Supplement is November 3, 2003

CUSIP or Common Code:	41013MXF2	41013MXG0	41013MXH8	41013MXJ4	41013MXK1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$643,950.00	$4,170,368.00	$3,280,860.00	$11,333,084.00	$1,514,496.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	11/15/2006	11/15/2007	9/15/2008	11/15/2011	11/15/2011

Stated Annual Interest Rate:	2.450%	3.000%	3.500%	Step: 3.000% through 11/14/2005, and 6.000% thereafter (unless called)	4.400%

Interest Payment Frequency:	Monthly	Monthly	Quarterly	Monthly	Monthly

First Payment Date:	12/15/2003	12/15/2003	2/15/2004	12/15/2003	12/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	11/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 66	Trade Date: 11/3/2003
(To Prospectus dated July 22, 2002)	Issue Date: 11/6/2003

The date of this Pricing Supplement is November 3, 2003

CUSIP or Common Code:	41013MXL9	41013MXM7	41013MXN5	41013MXP0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$484,620.00	$3,540,930.00	$4,841,200.00	$7,841,267.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	11/15/2013	11/15/2015	11/15/2018	11/15/2028

Stated Annual Interest Rate:	4.800%	5.400%	5.700%	5.850%

Interest Payment Frequency:	Quarterly	Monthly	Semi	Quarterly

First Payment Date:	2/15/2004	12/15/2003	5/15/2004	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.	11/15/2006 Callable one time only at 100% on call date above with 30 days notice.	2/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.